Exhibit 99.1

Eton Pharmaceuticals Appoints Ipek Erdogan-Trinkaus as Chief Commercial Officer

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Ms. Erdogan-Trinkaus brings a wealth of commercial leadership and expertise in sales and marketing from her tenure at leading global pharmaceutical companies and across the broader health and wellness sector, including significant experience in the pediatric endocrinology specialty.

DEER PARK, Ill., December 3, 2024 (GLOBE NEWSWIRE) -- Eton Pharmaceuticals, Inc (“Eton” or the “Company”) (Nasdaq: ETON), an innovative pharmaceutical company focused on developing and commercializing treatments for rare diseases, today announced the appointment of Ipek Erdogan-Trinkaus as Chief Commercial Officer (CCO).

Ms. Erdogan-Trinkaus brings to the Company broad commercial experience in the pharmaceutical industry, spanning leadership, sales, and marketing roles in both large and smaller organizations. She also brings valuable experience within the pediatric endocrinology specialty. At Tolmar Pharmaceuticals, Ms. Erdogan-Trinkaus drove impactful initiatives across various therapeutic areas, including leading strategy and marketing for the successful launch of their rare pediatric endocrinology product FENSOLVI®. During her tenure, she held progressing leadership roles within the commercial organization, with her last appointment being General Manager of the Pediatric Endocrinology business unit.

“Ipek is an accomplished leader with a proven track record of overseeing high-performing commercial operations and leading successful rare disease product launches. She joins Eton at a critical time with the anticipated closing of Increlex® in late-December and the expected launch of ET-400 in early 2025. We’re excited to add Ipek’s industry knowledge, experience, and expertise to the management team and I’m confident she will help lead Eton into our next phase of growth,” Sean Brynjelsen, CEO of Eton Pharmaceuticals.

“I’m thrilled to step into this role at such a pivotal time for the Company. Eton has a strong commercial infrastructure and a passionate team with deep rare disease expertise in place, along with unique, innovative therapies that make a profound impact in people’s lives. I look forward to working with the talented team to help execute the important near-term launches of Increlex and ET-400, as well as many future launches to come. I’m proud to be part of a truly patient-centric organization deeply committed to bringing life-changing treatments to patients,” said Ms. Erdogan-Trinkaus.

Ms. Erdogan-Trinkaus’ career journey through the food and beverage sector and pharmaceuticals stems from a desire to drive meaningful change at the intersection of health, wellness, and innovation. Prior to joining Eton, Ms. Erdogan-Trinkaus served as Chief Commercial Officer of a leading plant-based food and beverage brand, milkadamiaTM, from initial launch phase of building the brand to implementing a long-term growth strategy to drive its evolution into a mature business. She was previously with Tolmar Pharmaceuticals, Inc., where she held a variety of leadership roles of increasing responsibility, including VP of Commercial Strategy and Global Marketing, leading up to her assignment to General Manager of the Pediatric Endocrinology business unit. She has also held various commercial leadership roles at Ameda, Inc., Mead Johnson Nutrition, and Abbott Nutrition. Ms. Erdogan-Trinkaus received her Bachelor of Science in Business Administration from Middle East Technical University, the top-ranked university in Turkey, and her MBA from The Ohio State University’s Fisher College of Business.

About Eton Pharmaceuticals

Eton is an innovative pharmaceutical company focused on developing and commercializing treatments for rare diseases. The Company currently has five commercial rare disease products: ALKINDI SPRINKLE®, PKU GOLIKE®, Carglumic Acid, Betaine Anhydrous, and Nitisinone. The Company has three additional product candidates in late-stage development: ET-400, ET-600, and ZENEO® hydrocortisone autoinjector. For more information, please visit our website at www.etonpharma.com.

Forward Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements associated with the expected ability of Eton to undertake certain activities and accomplish certain goals and objectives. These statements include but are not limited to statements regarding Eton’s business strategy, Eton’s plans to develop and commercialize its product candidates, the safety and efficacy of Eton’s product candidates, Eton’s plans and expected timing with respect to regulatory filings and approvals, and the size and growth potential of the markets for Eton’s product candidates. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Eton’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. These and other risks concerning Eton’s development programs and financial position are described in additional detail in Eton’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Eton undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Relations:
Lisa M. Wilson, In-Site Communications, Inc.
T: 212-452-2793
E: lwilson@insitecony.com